                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): March 20, 2002





                            800 TRAVEL SYSTEMS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)




       FLORIDA                     1-13271                  59-3343338
--------------------         -------------------     ----------------------
   (State or other                (Commission             (IRS Employer
   jurisdiction of                File Number)          Identification No.)
   incorporation)




        4802 GUNN HIGHWAY
         TAMPA, FLORIDA                                    33624
---------------------------------------        -------------------------------
(Address of principal executive offices)                (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-908-0404

ITEM 2.  BANKRUPTCY OR RECEIVERSHIP.

         On March 22, 2002, 800 Travel Systems, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court") (Case No. 02-05461-8G1). The Company will continue to manage their properties and operate its business as a "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On March 22, 2002, the Company issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.


ITEM 5.  OTHER EVENTS.

         On March 20, 2002 Mr. Peter M. Sontag resigned as Chairman of the Board of Directors of the Company.

         On March 27, 2002 the Company received a Nasdaq Staff Determination, indicating that, based on the Nasdaq Staff's review and in accordance with Marketplace Rules 4330(a)(1) and 4330(a)(3), the Company's common stock would be delisted from The Nasdaq Smallcap Market at the opening of business on April 4, 2002. The Nasdaq Staff Determination stated that its decision to delist the Company's common stock was based on the following factors: the recent filing by the Company of its Chapter 11 reorganization petition with the U.S. Bankruptcy Court and the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; the Staff's belief that the Company will not be able to timely file its Form 10KSB; and, in light of the bankruptcy filing, the lack of assurance by the Staff that the Company meets or will be able to sustain compliance will all requirements for continued listing on The Nasdaq Stock Market. In addition, the Company also has been advised that it will be subject to delisting if it fails to pay the Nasdaq Annual Fee (in the amount of $10,000) on or before April 3, 2002.

         The Company has a right to appeal the Staff's determination to delist the Common Stock from the Nasdaq Stock Market. While the Company believes that any delisting proceeding that commences after the Company has filed its Bankruptcy proceeding may be a violation of section 362(a) of the Bankruptcy Code, and that section 365(e) of the Bankruptcy Code may prevent Nasdaq from applying Marketplace Rule 4330(a)(1) which provides that a more stringent criteria may be applied for inclusion of a company's securities if the company files for protection under the federal bankruptcy laws, the Company has currently determined not to appeal the Staff's determination. The Company's decision is based upon the Company's limited financial resources, its current efforts to obtain debtor-in-possession financing and to successfully reorganize, the costs of pursuing the appeal, the uncertain outcome of such an appeal and the Company's potential inability to demonstrate qualifications for continued listing on the Nasdaq Stock Market. Accordingly, the Company's Common Stock will likely be delisted effective at the open of business on April 4, 2002. The Company also anticipates that its Common Stock and warrants will be subject to delisting from the Boston Stock Exchange.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  See Exhibit No. 99.1.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in the press release filed with this Form 8-K and oral statements by directors or officers of the Company that are not based on historical fact may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934. The terms "800 Travel," "company," "we," "our" and "us" refer to 800 Travel Systems, Inc. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, its directors or its officers, including but not limited to, statements regarding the Company's Bankruptcy, the expected reorganization, the debtor in possession financing, the Company's emergence from Bankruptcy and the statements regarding the delisting of its securities and the lack of an appeal with respect to same. You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward looking statements as a result of various factors, including (i) the inability of the Company to obtain any debtor in possession financing, (ii) the inability to effect a reorganization, (iii) the inability of the Company to continue operating, (iv) further regulatory actions by the exchanges and those factors identified in our filings from time-to-time with the SEC. The Company undertakes no obligation to publicly update or revise forward looking statements to reflect events or circumstances after the date of the press release and this Form 8-K or to reflect the occurrence of unanticipated events.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             800 TRAVEL SYSTEMS, INC.


                             By:  /s/ Robert B. Morgan
                                ----------------------------------------------
                                  Robert B. Morgan
                                  Its:     President, Chief Executive Officer
                                           and Chief Financial Officer

Dated: March 28, 2002

                                     EXHIBIT


EXHIBIT
NUMBER            EXHIBIT
------            -------
99.1              Press Release dated March 22, 2002, announcing the Company's filing of bankruptcy.
